SCHEDULE A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED TRUST VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of August 2, 2012


The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
               International Multi-Asset Diversified Income Fund
                          First Trust High Income ETF
                        First Trust Low Beta Income ETF



IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

First Trust Exchange-Traded Trust VI

BY:_________________________________

NAME:
TITLE: